Exhibit 10.5

KAISER ALUMINUM CORPORATION
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”), effective as of March 8, 2017, amends the Restricted Stock Award Agreement, effective as of March 5, 2016 (the “Award Agreement”), evidencing the grant of Restricted Stock Units by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the undersigned Participant (the “Participant”) pursuant to the provisions of the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”). All capitalized terms used herein shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.;
WHEREAS, the Company and the Participant have determined that it is in the best interests of both such parties to amend the Award Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Section 3(b) of the Award Agreement is hereby amended to read in its entirety as follows:

(b)
The Company shall issue or deliver Common Shares to settle vested RSUs granted hereunder: (i) except with respect to Sections 5 and 6 of this Agreement, on the applicable date set forth under the “Vesting Schedule” on the electronic cover page to which this Agreement is attached; (ii) in the event of the Participant’s death (the event contemplated by Section 5(a) of this Agreement) or “separation from service” from the Company within the meaning of Section 409A of the Code and Section 1.409A-1(h) of the Treasury Regulations (the event for purposes of Section 409A of the Code contemplated by either Section 5(b), 5(c), or 5(d) of this Agreement), on the date of such event; or (iii) with respect to an event contemplated by Section 6 of this Agreement, on the date of the Change in Control; provided, that if the Change in Control does not constitute a “change of control event” (as described in Treasury Regulation Section 1.409A-3(i)(5)(i)) with respect to the Company, the Common Shares will not be issued or delivered as a result of such event and shall instead be issued or delivered in accordance with this Section 3(b) of this Agreement upon the next event contemplated hereby.

2.Section 3 of the Award Agreement is hereby revised to add a new subsection (c) thereto to read in its entirety as follows (with all subsequent subsections of Section 3 being re-lettered accordingly):

(c)
Notwithstanding anything in this Agreement, including Section 3(b) of this Agreement, to the contrary, if, on the date the Participant ceases to be an Employee of the Company, the Participant is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit will be made on the earlier of: (i) the fifth business day of the seventh month after such “separation from service” or (ii) the Participant’s death.

3.The first sentence of Section 5(b) of the Award Agreement is hereby amended to read in its entirety as follows:

In the event the Participant ceases to be an Employee of the Company by reason of Disability (as defined in this Section 5(b)) during a Period of Restriction, all RSUs granted hereunder and held by the Participant at the time of employment termination shall no longer be subject to the Period of Restriction and shall become 100% vested and the Company shall issue or deliver the Common Shares underlying such RSUs to the Participant in accordance with Section 3(b) of this Agreement, subject to any delay required pursuant to Section 3(c) of this Agreement.
4.Sections 5(c) and 5(d) of the Award Agreement are hereby amended to read in their entirety as follows:

(c)
Involuntary Termination Other Than For Cause or Detrimental Activity; Termination For Good Reason. In the event the Participant ceases to be an Employee of the Company during a Period of Restriction because either (i) the Company or any of its Subsidiaries terminates such employment for any reason other than for Cause or other Detrimental Activity or (ii) the Participant terminates his or her employment for Good Reason, all RSUs granted hereunder and held by the Participant at the time of such employment termination shall no longer be subject to the Period of Restriction and shall become 100% vested and the Company shall issue or deliver the Common Shares underlying such RSUs to the Participant in accordance with Section 3(b) of this Agreement, subject to any delay required pursuant to Section 3(c) of this Agreement.

(d)
Retirement. In the event the Participant ceases to be an Employee of the Company as a result of retirement at or after age 65 during a Period of Restriction, a pro rata portion, determined in accordance with the next following sentence, of all RSUs granted hereunder and held by the Participant at the time of such retirement at or after age 65 shall no longer be subject to the Period of Restriction and shall become vested and the Company shall issue or deliver the Common Shares underlying such RSUs to the Participant in accordance with Section 3(b) of this Agreement, subject to any delay required pursuant to Section 3(c) of this Agreement. Such pro rata portion shall be determined based on a fraction, the numerator of which shall be the number of days the Participant was employed during a Period of Restriction and the denominator of which shall be the total number of days in such Period of Restriction. RSUs granted hereunder and held by the Participant at the time of a retirement at or after age 65 contemplated by this Section 5(d) that do not vest as provided above shall be forfeited by the Participant upon such retirement at or after age 65.

5.Section 6 of the Award Agreement is hereby amended to read in its entirety as follows:

6.    Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control during a Period of Restriction and while the Participant continues to be an Employee of the Company, the Period of Restriction shall immediately lapse, with all RSUs granted hereunder and held by the Participant at the time of such Change in Control no longer being subject to any Period of Restriction and becoming 100% vested, and the Company shall issue or deliver the Common Shares underlying such RSUs to the Participant in accordance with Section 3(b) of this Agreement.
6.Section 11(j) of the Award Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding any other provision to the contrary, a termination or cessation of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Section 409A of the Code and the Treasury Regulations promulgated thereunder) upon or following a termination or cessation of employment unless such termination or cessation is also a “separation from service” from the Company within the meaning of Section 409A of the Code and Section 1.409A-1(h) of the Treasury Regulations and, for purposes of any such provision of this Agreement, references to “employment termination,” “termination of employment,” “employment cessation,” “cessation of employment” or like terms shall mean “separation from service.”
7.Section 12 of the Award Agreement is hereby revised to add a new subsection (l) thereto to read in its entirety as follows (with the subsequent subsection of Section 12 being re-lettered accordingly):

(l)    “Vesting Date” means the applicable vesting date referred to in Section 5 or 6.

8.Except as expressly set forth herein, the provisions of the Award Agreement shall continue in full force and effect.
[Signatures are located on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

KAISER ALUMINUM CORPORATION

By:
Name:
Title:

PARTICIPANT

By:
Name:
Title: